Exhibit 4.1

EXECUTION VERSION

INTERNATIONAL GAME TECHNOLOGY

As Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Trustee

INDENTURE

Dated as of June 15, 2009

SENIOR DEBT SECURITIES

CROSS-REFERENCE TABLE(1)

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED	SECTION OF INDENTURE
310(a)	7.10
310(b)	7.10
311(a)	7.11
311(b)	7.11
312(a)	5.1
312(b)	5.2(c)
312(c)	5.2(c)
313(a)	7.6
313(b)	7.6
313(c)	7.6
313(d)	7.6
314(a)	5.3
13.12
314(c)	13.7(a)
314(e)	13.7(b)
315(a)	7.1(b)
315(b)	7.5
315(c)	7.1(a)
315(d)	7.1(c)
315(e)	6.7
316(a)	6.6
8.4
316(b)	6.4
316(c)	8.1
317(a)	6.2
317(b)	4.2
318(a)	13.9

(1)           This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE

INDENTURE, dated as of June 15, 2009, among INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of Securities:

ARTICLE I.

DEFINITIONS

Section 1.1                                      Definition of Terms.

The terms defined in this Section (except as in this Indenture or any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act (except as herein or any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed by the Trustee pursuant to Section 2.10.

“Authorized Officer”, when used with respect to the Company, means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Controller or the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary of the Company.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors of officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any series of Securities, any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Company” means International Game Technology, a corporation duly organized and existing under the laws of the State of Nevada, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by one or more Authorized Officers of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Department or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” shall have the meaning set forth in Section 11.3.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.3.

“Defeasance” shall have the meaning set forth in Section 11.2.

“Depositary” means, with respect to Securities of any series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.1 or 2.11.

“Event of Default” means, with respect to Securities of a particular series, any event specified in Section 6.1, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, consistently applied.

“Gaming Authority” means the United States federal government, any foreign government, or any state, county municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries.

“Gaming Law” means any law, statute, ordinance, code, regulation, constitutional provision, rule, order, directive or other enforcement requirement now or hereafter in existence of any Gaming Authority.

“Gaming License” means any license, qualification, finding of suitability, approval, franchise, or other authorization of the Company and its Subsidiaries on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under any Gaming Laws.

“Global Security” means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Holder” and “Holder of Securities” means a Securityholder.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Interest Payment Date,” when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Officers’ Certificate” means a certificate signed by any two Authorized Officers of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.7, if and to the extent required by the provisions thereof.  An Officers’ Certificate given pursuant to Section 13.12 shall be signed by the principal financial or accounting Officer of the Company but need not contain the statements provided for in Section 13.7.

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company and who is acceptable to the Trustee, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.7, if and to the extent required by the provisions thereof.

“Outstanding,” when used with reference to Securities of any series, means, subject to the provisions of Section 8.4, as of any particular time, all Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.7, unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Paying Agent” shall have the meaning set forth in Section 4.2(a).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity, and includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“redemption date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“registered Holder” means a Securityholder.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debt Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” shall have the meaning set forth in Section 4.2(a).

“Security Registrar” shall have the meaning set forth in Section 4.2(a).

“Securityholder,” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Registrar kept for that purpose in accordance with the terms of this Indenture.

“Stated Maturity”, when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Trustee” means Wells Fargo Bank, National Association, a national banking association, and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2                                      Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3                                      Rules of Construction.

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including, without limitation;

(5)           words in the singular include the plural, and words in the plural include the singular; and

(6)           all references to $, dollars, cash payments or money refer to United States currency.

ARTICLE II.

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
AND EXCHANGE OF SECURITIES

Section 2.1                                      Designation and Terms of Securities.

(a)           The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto:

(i)            the title of the Securities of the series (which shall distinguish the Securities of that series from all other Securities);

(ii)           any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for

Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series);

(iii)          the date or dates on which the principal of the Securities of the series is payable, any original issue discount that may apply to the Securities of that series upon their issuance, the principal amount due at maturity, and the place(s) of payment;

(iv)          the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(v)           the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, the place(s) of payment, and the record date for the determination of Holders to whom interest is payable on any such Interest Payment Dates or the manner of determination of such record dates;

(vi)          the right, if any, to extend the interest payment periods and the duration of such extension;

(vii)         the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(viii)        the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(ix)           the form of the Securities of the series including the form of the certificate of authentication for such series;

(x)            if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;

(xi)           any and all other terms (including terms, to the extent applicable, relating to any auction or remarketing of the Securities of that series and any security for the obligations of the Company with respect to such Securities) with respect to such series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that series;

(xii)          whether the Securities are issuable as a Global Security and, in such case, the terms and the identity of the Depositary for such series;

(xiii)         whether the Securities will be convertible into or exchangeable for shares of common stock or other securities of the Company or any other Person and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at the Company’s option or the Holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

(xiv)        if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.1;

(xv)         any additional or different Events of Default or restrictive covenants (which may but shall not have to include, among other restrictions, restrictions on the Company’s ability or the ability of the Company’s Subsidiaries to: incur additional indebtedness; issue additional securities; create liens; pay dividends or make distributions in respect of their capital stock; redeem capital stock; place restrictions on such Subsidiaries placing restrictions on their ability to pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale-leaseback transactions; engage in transactions with stockholders and affiliates; issue or sell stock of their Subsidiaries; or effect a consolidation or merger) or financial covenants (which may include, among other financial covenants, financial covenants that require the Company and its Subsidiaries to maintain specified interest coverage, fixed charge, cash flow-based or asset-based ratios) provided for with respect to the Securities of the series;

(xvi)        if other than dollars, the coin or currency in which the Securities of the series are denominated (including, but not limited to, foreign currency);

(xvii)       the terms and conditions, if any, upon which the Company shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the Securities of the series to any Securityholder that is not a “United States person” for federal tax purposes;

(xviii)      any restrictions on transfer, sale or assignment of the Securities of the series;

(xix)         the form and terms of any guarantee of any Securities of the series; and

(xx)          any other terms of the series (which shall not be inconsistent with the provisions of this Indenture, except as permitted by Article IX, but which may modify or delete any provisions of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in, including without limitation, the last paragraph of this Section 2.1 or pursuant to any such Board Resolution or in any indentures supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of the Company setting forth the terms of the series.

Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. A series may be reopened for issuances of additional Securities of such series or to establish additional terms of such Securities.

Section 2.2                                      Form of Securities and Trustee’s Certificate.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution, and set forth in an Officers’ Certificate, and they may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which Securities of that series may be listed, or to conform to usage.

Section 2.3                                      Denominations; Provisions for Payment.

The Securities shall be issuable as registered Securities and in the denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, subject to Section 2.1(x). The Securities of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The Company shall make all payments in respect of the Securities of any series on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts of cash to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company on the required date.  Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.3.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant regular record date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(i)            The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(ii)           The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.1 hereof, the term “regular record date” as used in this Section with respect to a series of Securities and any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section and Sections 2.5 and 2.11, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 2.4                                      Execution and Authentications.

The Securities shall be signed on behalf of the Company by an Authorized Officer and, to the extent necessary, under its corporate seal. Signatures may be in the form of a manual or facsimile signature.

The Company may use the facsimile signature of any Person who shall have been an Authorized Officer thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be such an officer of the Company. To the extent a Company seal is necessary, the Company seal may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by an Authorized Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.5                                      Registration of Transfer and Exchange.

(a)           Securities of any series may be exchanged upon presentation thereof at the office of the Security Registrar, for other Securities of such series of authorized denominations,

and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)           Upon surrender for transfer of any Security at the office of the Security Registrar, the Company shall execute, the Trustee shall authenticate and the Security Registrar shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

(c)           Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, no service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial repurchase or redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.6, Section 3.3(b) and Section 9.4 not involving any transfer.

(d)           The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption, other than the unredeemed portion of any such Securities being redeemed in part.

(e)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(f)            The Security Registrar shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Security Registrar of Securities upon transfer or exchange of Securities.

(g)           If any Security is held in trust by an agent or by a nominee, the Holder of record of any Security may be required to disclose the identity of the beneficial owner to Gaming Authorities.  A failure to make such disclosure may be grounds for finding the Holder of record unsuitable.  The Company is required to render maximum assistance in determining the identity of the beneficial owner.

(h)           The provisions of this Section 2.5 are, with respect to any Global Security, subject to Section 2.11 hereof.

Section 2.6                                      Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the Holders), at the office of the Security Registrar, and the Trustee shall authenticate and the Security Registrar shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

Section 2.7                                      Mutilated, Destroyed, Lost of Stolen Securities.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the requirements of Section 8-405 of the Uniform Commercial Code shall be met and the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.8                                      Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall cancel Securities held by the Trustee in accordance with its standard procedures and applicable law and provide confirmation to the Company of such cancellation. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.9                                      Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Securities any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Securities.

Section 2.10                                Authenticating Agent.

So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, except Securities issued pursuant to Section 2.7 hereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.11                                Global Securities.

(a)           If the Company shall establish pursuant to Section 2.1 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.4, authenticate and deliver, a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b)           Notwithstanding the provisions of Section 2.5, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.  Nothing in this Section 2.11(b) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Indenture.

(c)           If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or if an Event of Default has occurred and is continuing and the Company has received a request from the Depositary, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.4, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and, subject to Section 2.4, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Section 2.12                                CUSIP and ISIN Numbers.

The Company, in issuing the Securities, shall use unrestricted CUSIP and ISIN numbers for such Securities (if then generally in use).  The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

ARTICLE III.

REDEMPTION OF SECURITIES AND
SINKING FUND PROVISIONS

Section 3.1                                      Redemption.

The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.1 hereof.  The provisions of this Article III may be modified, amended or replaced, in part or in their entirety, with Securities of any series, by an Officers’ Certificate pursuant to a Board Resolution or one or more indentures supplemental hereto, in each case in accordance with Section 2.1 hereof.

Section 3.2                                      Notice of Redemption.

(a)           In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with any right the

Company reserved for itself to do so pursuant to Section 2.1 hereof, the Company shall, or shall cause the Trustee to, give notice of such redemption to Holders of the Securities of such series to be redeemed by mailing, first class postage prepaid (or, in the case of Securities held in book-entry form, by electronic transmission), a notice of such redemption not less than 30 days and not more than 60 days before (except in accordance with Section 11.2) the date fixed for redemption of that series to such Holders at their last addresses as they shall appear upon the Security Register, unless a shorter period is specified in the Securities to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered Holder receives the notice. In any case, failure duly to give such notice to the Holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state that payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Paying Agent or as otherwise established in an indenture supplemental hereto, upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Securities of a series are to be redeemed, the notice to the Holders of Securities of that series to be redeemed in part shall specify the particular Securities to be so redeemed.

In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b)           If less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to one thousand U.S. dollars ($1,000) or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than $1,000, the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Securities to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its chief executive officer, president or any senior vice president or vice president, instruct the Trustee or any Paying Agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such Paying Agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such Paying Agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such Paying Agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such Paying Agent to give any notice by mail that may be required under the provisions of this Section.

Section 3.3                                      Payment upon Redemption.

(a)           If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered Holder at the close of business on the applicable record date pursuant to Section 2.3).

(b)           Upon presentation of any Security of such series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the Holder thereof, at the expense of the Company, a new Security of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.4                                      Sinking Fund.

If Securities of a series provide for a sinking fund as contemplated by Section 2.1, the provisions of Sections 3.4, 3.5 and 3.6 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.5. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 3.5                                      Satisfaction of Sinking Fund Payments with Securities.

The Company (i) may deliver Outstanding Securities of a series and (ii) may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.6                                      Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.5 and the basis for such credit and will, together with such Officers’ Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.2. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.3.

ARTICLE IV.

COVENANTS

Section 4.1                                      Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of that series at the time and place and in the manner provided herein and established with respect to such Securities. Payments of principal on the Securities may be made at the time provided herein and established with respect to such Securities by check drawn on and mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or by wire transfer. Payments of interest on the Securities may be made at the time provided herein and established with respect to such Securities by check mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or by wire transfer.

Section 4.2                                      Paying Agent and Registrar.

(a)           The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Security Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served.  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in Minneapolis, Minnesota, to be such office or agency of the Company for the aforesaid purposes.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Securities, the Securities held by each Holder and the transfer and exchange of Securities (the “Security Register”).  The entries in the Security Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Security Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Company may have one or more co-registrars and one or more additional Paying Agents.

The Company will maintain in Minneapolis, Minnesota, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of Wells Fargo Bank, National Association, at 625 Marquette Ave. Minneapolis, Minnesota 55402 (Attention: International Game Technology Account Manager), shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.4.

(b)           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor.  The Company and any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(c)           If the Company shall appoint one or more Paying Agents for all or any series of the Securities, other than the Trustee, the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i)            that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of that series (whether such sums have been paid to it by the Company or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

(ii)           that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities of that series when the same shall be due and payable;

(iii)          that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(iv)          that it will perform all other duties of Paying Agent as set forth in this Indenture.

(d)           If the Company shall act as its own Paying Agent with respect to any series of the Securities, it will on or before each due date of the principal of (and premium, if any) or interest on Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

Notwithstanding anything in this Section to the contrary, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.7.

Section 4.3                                      Appointment to Fill Vacancy in Office of the Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.4                                      Compliance with Consolidation Provisions.

The Company will not, while any of the Securities remain Outstanding, consolidate with or merge into any other Person, in either case where the Company is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article X hereof are complied with.

Section 4.5                                      Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending September 30, 2009) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

ARTICLE V.

SECURITYHOLDERS’ LISTS AND REPORTS BY
THE COMPANY AND THE TRUSTEE

Section 5.1                                    Company to Furnish Trustee Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.3) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

Section 5.2                                    Preservation of Information, Communications with Securityholders.

(a)                                  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section 5.1 and as to the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b)                                 The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(c)                                  Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities, and, in connection with any such communications, the Trustee shall satisfy its obligations under Section 312(b) of the Trust Indenture Act in accordance with the provisions of Section 312(b) of the Trust Indenture Act.

Section 5.3                                    Reports by the Company.

(a)                                  So long as any Security is Outstanding, the Company shall furnish to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

(b)                                 In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

(c)                                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

ARTICLE VI.

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT

Section 6.1                                    Events of Default.

(a)                                  Whenever used herein with respect to Securities of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(i)                                     the Company defaults in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(ii)                                  the Company defaults in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(iii)                               the Company fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Securities pursuant to Section 2.1 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of that series at the time Outstanding;

(iv)                              the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(v)                                 a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of its property or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

(b)                                 In each and every such case (other than an Event of Default specified in clause (4) or clause (5) above), unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal of (and premium, if any, on) and accrued and unpaid interest on all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (4) or clause (5) above occurs, the principal of and accrued and unpaid interest on all the Securities of that series shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Securities.

(c)                                  At any time after the principal of (and premium, if any, on) and accrued and unpaid interest on the Securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of that series then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of (and premium, if any, on) any and all Securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.7, and (ii) any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on (and premium, if any, on) and accrued and unpaid interest on Securities of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.6.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)                                 In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 6.2                                    Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                  The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Securities of a series, and such default shall have continued for a period of 90 Business Days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.7.

(b)                                 If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of the Company or other obligor upon the Securities of that series, wherever situated.

(c)                                  In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Securities of such series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.7.

(d)                                 All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.7, be for the ratable benefit of the Holders of the Securities of such series.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.3                                    Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of amounts payable to the Trustee under Section 7.7;

SECOND: To the payment to Holders of Securities of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any), amounts payable upon redemption or repurchase of the Securities, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.3.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.4                                    Limitation on Suits.

No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(i)                                     such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default, as hereinbefore provided;

(ii)                                  the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(iii)                               such Holder or Holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(iv)                              the Trustee for 90 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and

(v)                                 during such 90 day period, the Holders of a majority in principal amount of the Securities of that series then Outstanding do not give the Trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any Holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and Holder of every Security of such series with every other such taker and Holder and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.5                                    Rights and Remedies Cumulative, Delay or Omission Not a Waiver.

(a)                                  Except as otherwise provided in Section 2.7, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b)                                 No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 6.6                                    Control by Securityholders.

The Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, determined in accordance with Section 8.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act, would involve the Trustee in personal liability or might be unduly prejudicial to the Securityholders not involved in the proceeding. The Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding affected thereby, determined in accordance with Section 8.4, may on behalf of the Holders of all of the Securities of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.1 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.1(c)). Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.7                                    Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Securities by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

ARTICLE VII.

CONCERNING THE TRUSTEE

Section 7.1                                    Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of Section 7.1(b);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.6.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 (a), (b) and (c).

(e)                                  The Trustee shall not be liable for interest on any money received by it.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA, and the provisions of this Article VII shall apply to the Trustee in its role as Registrar and Paying Agent.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.2                                    Rights of Trustee.

(a)           The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3                                    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4                                    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5                                    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default described in Section 6.1(a)(i) or 6.1(a)(ii), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.5 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

Section 7.6                                    Reports by Trustee to Holders.

As promptly as practicable after each December 31 beginning with December 31, 2009, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection.  The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7                                    Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  Subject to the Trustee’s obligations under Section 7.1(a) hereof, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this Indenture and this trust, its actions taken or omitted to be taken hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person).  The Trustee shall notify the Company promptly in writing of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, finally adjudicated by a court of competent jurisdiction.  The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(iv) or

6.1(a)(v) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.8                                    Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company and applicable Gaming Authorities in writing at least10 Business Days prior to the proposed resignation.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee.  The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property;

(d)           the Trustee otherwise becomes incapable of acting; or

(e)           the Trustee becomes disqualified or is found unsuitable under any applicable Gaming Law, or the Trustee’s relationship with the Company may, in the Company’s discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9                                    Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10                              Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11                              Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12                              Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.13                              Reports by Trustee to Gaming Authorities.

(a)           The Trustee shall promptly report the names of all Holders of the Securities to any Gaming Authorities upon request of such Gaming Authorities or the Company.  The Trustee shall provide to any Gaming Authorities upon request of such Gaming Authorities or the Company, copies of all written communications from the Trustee to all Holders, notice of any Default, notice of any transfer or assignment of the Trustee’s rights under this Indenture, any amendment to this Indenture or the Securities and notice of any recession, annulment or waiver in respect of an Event of Default under this Indenture.

(b)           The Trustee shall cooperate with the Company in providing information relating to the Securities or the Holders to any Gaming Authority pursuant to applicable Gaming Laws.

Section 7.14                              Maintenance of Office in The City of New York.

The Trustee agrees to maintain in the Borough of Manhattan, City of New York an office or agency for purposes and notices other than related to demands to or upon the Company in respect of payment on or registration of transfer, exchange, repurchase, redemption or conversion of the Securities. Such office shall initially be the office of the Trustee at 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Administration.

Section 7.15                              Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.   The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.

ARTICLE VIII.

CONCERNING THE SECURITYHOLDERS

Section 8.1                                    Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of Securities of that series in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.2                                    Proof of Execution by Securityholders.

Subject to the provisions of Section 7.1, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)                                  The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)                                 The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.3                                    Who May Be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.3) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

Section 8.4                                    Certain Securities Owned By Company Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series that are owned by the Company or any other obligor on the Securities of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.5                                    Actions Binding on Future Securityholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any Holder of a Security of that series that is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities of that series.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.1                                    Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders for one or more of the following purposes:

(a)           to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series;

(b)           to comply with Article X, including to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained;

(c)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)           to provide any security for or guarantees of the Securities of any series;

(e)           to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(f)            to add any additional Events of Default;

(g)           to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.1 shall (i) neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Securityholder of any such Security with respect to such provision or (ii) become effective only when there is no such Security outstanding;

(h)           to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.1, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the Holders of any series of Securities;

(i)            to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

(j)            to comply with any requirements of the SEC or any successor in connection with the qualification of this Indenture under the Trust Indenture Act; or

(k)           to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Securityholders of Securities of any series or any related coupons in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.2             Supplemental Indentures With Consent of Securityholders.

With the consent (evidenced as provided in Section 8.1) of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.1 the rights of the Holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Security then Outstanding and affected thereby,

(a)           reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any amendment, supplement or waiver;

(b)           reduce the rate of interest or change the time for payment of interest on such Securities or reduce any premium payable upon the redemption thereof;

(c)           reduce the principal amount of such Securities;

(d)           change the fixed maturity of such Securities;

(e)           reduce the redemption or repurchase price of such Securities or change the time at which the Securities may or must be redeemed or repurchases;

(f)            make payments on such Securities payable in currency other than as originally stated in such Securities;

(g)           impair the Securityholder’s right to institute suit for the enforcement of any payment on the Securities;

(h)           make any change in the percentage of principal amount of Securities necessary to waive compliance with some provisions of the Indenture or to make any change in this provision for modification;

(i)            waive a continuing default or event of default regarding any payment on the Securities; or

(j)            adversely affect the repurchase provisions of the Securities.

It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.3             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX or of Section 10.1, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.4             Securities Affected By Supplemental Indentures.

Securities of any series affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article IX or of Section 10.1, may bear a notation in form approved by the Company, provided such form meets the requirements of any securities exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of that series then Outstanding.

Section 9.5             Execution of Supplemental Indentures.

Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.1, shall be entitled to  receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article IX is authorized or permitted by, and conforms to, the terms of this Article IX and that it is proper for the Trustee under the provisions of this Article IX to join in the execution thereof; provided, however, that such Officers’ Certificate and  Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.1 hereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X.

SUCCESSOR ENTITY

Section 10.1           Company May Consolidate Etc.

Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation or merger (in each case, if the Company is not the survivor of such transaction), sale, conveyance, transfer or other disposition,

(a)           the due and punctual payment of the principal of (premium, if any) and interest on all of the Securities of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.1 to be kept or performed by the Company shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) reasonably satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property and

(b)           in the event that the Securities of any series then Outstanding are convertible into or exchangeable for shares of common stock or other securities of the Company, such entity shall, by such supplemental indenture, make provision so that the Securityholders of Securities of that series shall thereafter be entitled to receive upon conversion or exchange of such Securities the number of securities or property to which a Holder of the number of shares of common stock or other securities of the Company deliverable upon conversion or exchange of those Securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition.

Section 10.2           Successor Entity Substituted.

(a)           In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 10.1 on all of the Securities of all series Outstanding, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

(b)           In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c)           Nothing contained in this Article X shall require any action by the Company in the case of a consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).

Section 10.3           Evidence of Consolidation, Etc. to Trustee.

The Trustee, subject to the provisions of Section 7.1, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article X.

ARTICLE XI.

SATISFACTION AND DISCHARGE

Section 11.1           Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

If pursuant to Section 2.1, provision is made for either or both of (a) defeasance of the Securities of a series under Section 11.2 or (b) covenant defeasance of the Securities of a series under Section 11.2, then the provisions of such Sections, as the case may be, together with the other provisions of this Article XI, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 11.2 (if applicable) or Section 11.3 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the applicable conditions set forth below in this Article XI.

Section 11.2           Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 11.1 to defease the Outstanding Securities of a particular series, the Company shall be discharged from its obligations with respect to the Outstanding Securities of such series on the date the applicable conditions set forth in Section 11.4 are satisfied (“Defeasance”). Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund provided for in Section 11.4, payments in respect of the principal of and any premium and interest on such Securities when such payment, are due,

(b)           the Company’s obligations with respect to such Securities under Sections 2.5, 2.6, 2.7 and 4.2,

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(d)           this Article XI.

Subject to compliance with this Article XI, the Company may exercise its option with respect to defeasance under this Section 11.2 notwithstanding the prior exercise of its option with respect to covenant defeasance under Section 11.3 in regard to the Securities of such series.

Section 11.3           Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 11.1 to obtain a covenant defeasance with respect to the Outstanding Securities of a particular series, the Company shall be released from its obligations under Sections 5.3 and Article X and any additional covenants specified in any indenture supplemental hereto with respect to the Outstanding Securities of such series on and after the date the applicable conditions set forth in Section 11.4 are satisfied (“Covenant Defeasance”). Covenant defeasance shall mean that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 5.3 and Article X and any additional covenants specified in any indenture supplemental hereto, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 6.1(a)(iii) with respect to Outstanding Securities of such series, and the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

Section 11.4           Conditions to Defeasance or Covenant Defeasance.

The following shall be conditions to Defeasance under Section 11.2 and Covenant Defeasance under Section 11.3 with respect to the Outstanding Securities of a particular series:

(a)           the Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (A) money in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or on any applicable redemption date or repurchase date and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.;

(b)           Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)           In the case of an election with respect to Section 11.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from the Internal Revenue Service a private letter ruling or there has been published by the Internal Revenue Service a revenue ruling pertaining to a comparable form of transaction, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(d)           In the case of an election with respect to Section 11.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e)           Such Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.1;

(f)            No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date; and

(g)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 11.2 or the Covenant Defeasance under Section 11.3 (as the case may be) have been complied with.

Section 11.5           Reinstatement.

If the Trustee is unable to apply any money in accordance with Section 11.6 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.4 until such time as the Trustee is permitted to apply all such money in accordance with Section 11.6; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money held by the Trustee.

Section 11.6           Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 11.7, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.4 in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of the particular series of Securities for the payment, repurchase or redemption of which moneys or Governmental Obligations have been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 11.4 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 11.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or Government Obligations were deposited.

Section 11.7           Repayment to Company.

Any moneys or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for two years after the date upon which the principal of (and premium, if any) or interest on such Securities shall have respectively become due and payable, or such other shorter period set forth in applicable escheat or abandoned or unclaimed property law, shall be repaid to the Company upon the Company’s request or (if then held by the Company) shall be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the Holder of any of the Securities entitled to receive such payment shall thereafter, as a general creditor, look only to the Company for the payment thereof.

ARTICLE XII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 12.1                                No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

Section 13.1                                Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.  All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 13.2                                Actions by Successors.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 13.3                                Surrender of Company Powers.

The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

Section 13.4                                Notices.

Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by the Holders of Securities or by any other Person pursuant to this Indenture to or on the Company may be given or served by being deposited in first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Trustee), as follows: International Game Technology, 9295 Prototype Drive, Reno, Nevada 89521, Attention: General Counsel. Any notice, election, request or demand by the Company or any Securityholder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Section 13.5                                Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.6                                Treatment of Securities as Debt.

It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 13.7                                Compliance Certificates and Opinions.

(a)                                  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)                                 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.8                                Payments on Business Days.

Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 13.9                                Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act, such Trust Indenture Act provision shall control.

Section 13.10                          Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.11                          Separability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.12                          Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Securities of any series were outstanding, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 13.12, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the

Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ Patrick W. Cavanaugh

Name: Patrick W. Cavanaugh
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Maddy Hall

Name: Maddy Hall
Title: Vice President